EXHIBIT 2


             AGREEMENT FOR PURCHASE AND ASSIGNMENT OF TRADEMARKS
             ---------------------------------------------------

      THIS AGREEMENT is made as of September 6, 2001 between uniView Technologies Corporation, a Texas corporation ("uniView") and CM Royalties, LLC, a Minnesota limited liability company ("CMR") with reference to the following facts:

   A. uniView is the owner of the trademarks described on Exhibit "A," attached hereto (the "Trademarks"); and

   B. uniView wishes to sell and assign the Trademarks to CMR and CMR wishes to purchase and accept assignment of such Trademarks.


   THEREFORE, the parties agree as follows:


 1. Purchase of Trademarks. CMR agrees to purchase the Trademarks for a purchase price of $4.5 million, as follows, and as more particularly set out in Exhibit "B," attached hereto:

      (a) Assumption or payment by CMR of all principal and interest due on uniView notes payable to Sagemark Capital, L.P. in the original aggregate principal sum of $2.0 million, and CMR agrees to obtain from Sagemark a release of uniView from all of said obligations;

      (b)  $402,258 paid to uniView in cash contemporaneously herewith;

      (c) a $450,000 credit will be applied to the purchase price for a previous advance made by Avmark, Inc. to uniView; CMR represents that Avmark, Inc. is currently expected to be a participant with CMR in the Trademarks to the extent of a 10% interest in CMR; and

      (d) CMR will execute and deliver to uniView a promissory note in the principal amount of $1,865,000 (which includes royalties of $215,000), payable to uniView as more particularly set out in said note on or before one (1) year from the date hereof, secured by a purchase money security interest in the Trademarks.


 2. Royalties. uniView shall be entitled to receive all royalties accruing from license agreements for use of the Trademarks through June 30, 2001 (the unpaid balance estimated to be $167,258), plus a royalty amount of $50,000 for the month of August 2001. CMR shall be entitled to all royalties accruing from such license agreements after June 30, 2001, except for the royalty amount of $50,000 for the month of August 2001.


 3. Assignments. In consideration of the foregoing, uniView agrees to execute and deliver to CMR assignments in a form reasonably prescribed to effect assignments of the Trademarks and all goodwill annexed to the Trademarks, and all of uniView's right, title and interest in and to that certain Trademark License Agreement between uniView and Avmark, Inc., executed as of July 1, 2000.


 4.   Representations and  Warranties of  uniView.   uniView  represents  and
 warrants to CMR as follows:

      (a) uniView is a corporation duly organized, validly existing, and in good standing under the laws of Texas and has full power and authority to execute, deliver, and consummate this Agreement;

      (b) Exhibit "A" sets forth a true and accurate identification of each registered and unregistered trademark, service mark, trade name and slogan, and each registration and application for any of the foregoing (collectively, the "Registrations");

      (c) uniView is the owner of all right, title and interest in and to each item of the Trademarks and Registrations and such Trademarks and Registrations are subject to a lien granted in favor of Sagemark Capital, LP.;

      (d) uniView agrees to use reasonable efforts to obtain a dismissal, with prejudice, of the Avmark lawsuit involving Avmark's right of first refusal filed against uniView on or about July 12, 2001; to the best of uniView's knowledge and belief, there are no other unresolved judicial proceedings involving uniView concerning any of the Trademarks or Registrations;

      (e) The only currently outstanding licenses in favor of third parties to use the Trademarks are licenses to Avmark, Inc. and Kmart Corporation, with Kmart's actual and current usage of Trademark Registration No. 2,189,394 on consumer electronics products;

      (f) All Registrations were properly issued by the relevant authorities and to the best of uniView's knowledge and belief there is no pending claim, action, suit, investigation or proceeding of any kind challenging, alleging or asserting that any Registration was improperly or invalidly granted;

      (g) Although "Curtis Mathes Centers" was not renewed as of a renewal date of June 23, 2001, to the best of uniView's knowledge, no Registration has lapsed, expired, been abandoned, been disclaimed, been withdrawn, been the subject of a final judgment of invalidity by a court of competent jurisdiction, been the subject of a final judgment of unenforceability by a court of competent jurisdiction, been the subject of any holding or declaration of unenforceability, invalidity, or refused to be reissued by any domestic or foreign governmental agency, including, without limitation, the United States Patent and Trademark Office, or been cancelled within the past twelve (12) months; and

      (h) ALL TRADEMARKS AND REGISTRATIONS ARE OTHERWISE DELIVERED "AS IS" AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY ARE HEREBY DISCLAIMED.


 5. Representations and Warranties of CMR. CMR represents and warrants to uniView as follows:

      (a) CMR is a limited liability company duly organized, validly existing, and in good standing under the laws of Minnesota and has full power and authority to execute, deliver, and consummate this Agreement;

      (b) Following the date hereof and until full payment of all outstanding obligations to uniView, CMR will conduct its activities with respect to the Trademarks so that the goodwill and prospects connected with the Trademarks purchased under this Agreement will not be materially impaired; and

      (c) CMR acknowledges that the Trademarks and Registrations are subject to a security interest granted to Sagemark Capital, LP and purchases the Trademarks subject to the security interests. CMR agrees to take all necessary actions to perfect Sagemark Capital, LP security interest in the Trademarks and Registrations immediately after the consummation of this transaction.


 6. Indemnity. uniView will further, at its expense, defend and indemnify CMR against, and hold it harmless from, any and all loss, damage or liability assessed against CMR arising out of a breach of any representation or warranty made by uniView in this Agreement or in connection with any claim made by third parties based solely on the fact that this Agreement has been consummated, provided that (a) uniView is given prompt written notice of such claim, (b) CMR fully cooperates with uniView and its counsel in the investigation, preparation, defense or settlement of any claim, and (c) CMR has in all respects complied with the terms of this Agreement.


 7.   Miscellaneous.

      (a) This Agreement (including the exhibits hereto) and the agreements, documents and instruments to be executed and delivered pursuant hereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the Trademarks; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

      (b) CMR acknowledges that: (i) neither uniView nor any stockholder, director, officer, agent, employee, or servant of uniView has made any representations, inducements, promises, or agreements, express or implied, except as specifically set forth in this Agreement; and (ii) neither uniView nor any stockholder, director, officer, agent, employee, or servant of uniView has made any representations, inducements, promises, or agreements, express or implied, as to the potential volume, profits or success of the Trademarks.

      (c) This Agreement is to be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Dallas, Texas, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

      (d) Each party shall execute and deliver all such further documents and instruments and take all such further actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

      (e) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by facsimile signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      INTENDING TO BE LEGALLY BOUND, the parties hereto have duly executed this Agreement as of September 6, 2001.


 CM Royalties, LLC                       uniView Technologies Corporation


 By: /s/  M. Austin Smith            By: /s/  Patrick A. Custer
     --------------------------          -----------------------------------
     M. Austin Smith, President          Patrick A. Custer, Chairman and CEO

                                 EXHIBIT "A"

                                  Trademarks
                                  ----------

 This schedule will be furnished supplementally to the Commission upon request.

                                 EXHIBIT "B"

                              Closing Statement
                              -----------------
 This schedule will be furnished supplementally to the Commission upon request.